Exhibit 8.1
SUBSIDIARIES OF THE REGISTRANT

•	Port Wing Development Co., Ltd. (“e-Channels BVI”), incorporated in the British Virgin Islands
•	Ahead Billion Venture Ltd. (“Sihitech BVI”). incorporated in the British Virgin Islands
•	Beijing Yuxinyicheng Technologies Ltd. (“Yuxinyicheng”), incorporated in the PRC
•	Beijing e-Channels Century Technology Co., Ltd. (“e-Channels”) , incorporated in the PRC
•	Beijing Sihitech Technology Co., Ltd. (“Beijing Sihitech”), incorporated in the PRC
•	Beijing Sihitech Software Co., Ltd. (“Beijing Software”), incorporated in the PRC
•	Shanghai Sihitech Technology Co., Ltd. (“Shanghai Sihitech”), incorporated in the PRC
•	Shanghai Yuxinyicheng Software Co., Ltd. (“Shanghai Software”), incorporated in the PRC
•	Beijing Yuxinyicheng Information Technology Limited (“Yuxinyicheng Information”), incorporated in the PRC
•	Beijing Yuxinhengsheng Information Technology Limited (“Sunrisk”) , incorporated in the PRC
•	Beijing Easycon Electronics Limited (“Easycon”) , incorporated in the PRC
•	Chengdu Recency Technologies Limited (“Recency”) , incorporated in the PRC
•	ChengduYuxinyicheng Technologies Ltd. (“Chengdu Yuxinyicheng”), incorporated in the PRC
•	Shanghai Fujie Business Consulting Limited (“Fujie”) , incorporated in the PRC
•	Beijing Yuxinyicheng Software Co. , Ltd. (“Yuxinyicheng Software”) , incorporated in the PRC
•	Guangzhou Yuxinyicheng Information Technology Limited (“Guangzhou Yuxinyicheng”) , incorporated in the PRC
•	Xiamen Yucheng Technology Limited (“Xiamen Yucheng”), incorporated in the PRC
•	Tianjin Yuxinyicheng Technology Limited (“Tianjin Yuxinyicheng”), incorporated in the PRC